Exhibit 10.2

SUBSCRIPTION AGREEMENT

This Subscription Agreement (the “Agreement”), dated as of the date set forth on the Signature Page (the “Agreement”), is entered into by and between the undersigned subscriber (the “Subscriber”) and Event Cardio Group Inc., a Nevada corporation (the “Company”).

WHEREAS, the Company is offering to the Subscriber (the “Offering”) the number of shares of its common stock, par value $0.001 per share (the “Purchased Common Stock”) set forth on the signature page hereto and a warrant exercisable until September 30, 2018, to acquire the number of shares of common stock of the Company set forth on the signature page hereto for an exercise price of $0.10 per share (the “Warrant” and collectively with the Purchased Common Stock, the “Securities”) and the Subscriber wishes to purchase, and the Company wishes to sell to the Subscriber, upon the terms and conditions stated in this Agreement, the Purchased Common stock and the Warrant;

WHEREAS, the Company and the Subscriber are executing and delivering this Agreement in reliance upon the exemption from securities registration afforded by Section 4(2) of the Securities Act of 1933, as amended (the "1933 Act"), and Rule 506 of Regulation D ("Regulation D") or Regulation S, as promulgated by the United States Securities and Exchange Commission under the 1933 Act;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements hereinafter set forth, and intending to be legally bound, the parties hereby agree as follows:

ARTICLE I

PURCHASE OF SECURITIES

Section 1.1 Purchase of the Securities. Subject to the terms and conditions of this Agreement, the Subscriber purchases from the Company, and the Company agrees to issue and sell to the Subscriber the Securities identified on the signature page hereto for an aggregate purchase price payable in US dollars set forth on the signature page hereto (the “Purchase Price”). The Warrant will be exercisable for a period of approximately three (3) years commencing on the Closing for $0.10 per share and the form of the Warrant is annexed hereto as Exhibit A. This Agreement shall not be binding upon the Company until it has been accepted by the Company as evidenced by the Company’s execution and delivery of this Subscription Agreement to the Subscriber.

Section 1.2 Payment. Payment shall be made in wire transfer of immediately available funds within two days of the acceptance of this Agreement. If payment is not timely made, the Company shall have the right to reject this subscription notwithstanding the eventual payment of the Purchase Price. Upon receipt of payment the Company will deliver the executed Warrant and instruct its transfer agent to deliver the Purchased Common Stock to the Subscriber.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to the Subscriber that:

Section 2.1 Organization and Qualification. The Company is a corporation validly existing and in good standing under the laws of the State of Nevada and has the requisite corporate power and authorization to own its properties and to carry on its business as now being conducted.

Section 2.2 Issuance of Securities. Prior to the Closing, the Securities will be duly authorized and, upon issuance in accordance with the terms hereof, shall be validly issued and free from all taxes, liens and charges with respect to the issue thereof and the Purchase Common Stock shall be fully paid and nonassessable with the Subscriber being entitled to all rights accorded to a holder of Common Stock. The offer and issuance by the Company of the Purchased Common Stock is exempt from registration under the Securities Act of 1933, as amended (the “1933 Act”).

Section 2.3 No General Solicitation. Neither the Company, nor any of its affiliates, nor any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D of the Securities Act) in connection with the offer or sale of the Securities.

Section 2.4 SEC Reports.   The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the 1933 Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.  As of their respective dates, the SEC Reports complied in all material respects with the requirements of the 1933 Act and the Exchange Act, as applicable, and none of the SEC Reports, when filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The financial statements of the Company included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing.  Such financial statements have been prepared in accordance with United States generally accepted accounting principles applied on a consistent basis during the periods involved (“GAAP”), except as may be otherwise specified in such financial statements or the notes thereto and except that unaudited financial statements may not contain all footnotes required by GAAP, and fairly present in all material respects the financial position of the Company and its consolidated subsidiaries as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments.

ARTICLE III

SUBSCRIBER’S REPRESENTATIONS AND WARRANTIES

The Subscriber hereby represents and warrants to the Company:

Section 3.1 Authorization. The Subscriber has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Subscriber, will constitute a valid and legally binding obligation of the Subscriber, enforceable in accordance with the terms hereof.

Section 3.2 No Public Sale or Distribution. The Subscriber is acquiring the Securities in the ordinary course of business for its own account and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the 1933 Act and the Subscriber does not have a present arrangement to effect any distribution of the Purchase Common Stock, or the shares that may be purchased on exercise of the Warrant, to or through any person or entity. The Subscriber does not presently have any agreement or understanding, directly or indirectly, with any person to distribute any of the Purchase Common Stock or the shares that may be purchased on exercise of the Warrant.

Section 3.3 Accredited Investor Status. (a) The Subscriber is an "accredited investor" as that term is defined in Rule 501(a) of Regulation D or otherwise satisfies the requirements of Subsections (b) through (j) hereof.

(b) Regulation S Exemption. The Subscriber understands that the Securities are being offered and sold in reliance on an exemption from the registration requirements of United States federal and state securities laws under Regulation S promulgated under the Securities Act and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the applicability of such exemptions and the suitability of the Investor to acquire the Securities. In this regard, the Subscriber represents, warrants and agrees that:

(c) The Subscriber is not a U.S. Person (as defined in the Securities Act) and is not an affiliate (as defined in Rule 501(b) under the Securities Act) of the Company and is not acquiring the Securities for the account or benefit of a U.S. Person.

(d) At the time of the origination of contact concerning this Agreement and the date of the execution and delivery of this Agreement, the Subscriber was outside of the United States.

(e) The Subscriber will not, during the period commencing on the date of issuance of the Securities and ending on the first anniversary of such date, or such shorter period as may be permitted by Regulation S or other applicable securities law (the “Restricted Period”), offer, sell, pledge or otherwise transfer the Securities in the United States, or to a U.S. Person for the account or for the benefit of a U.S. Person, or otherwise in a manner that is not in compliance with Regulation S.

(f) The Subscriber will, after expiration of the Restricted Period, offer, sell, pledge or otherwise transfer the Securities only pursuant to registration under the Securities Act or an available exemption therefrom and, in accordance with all applicable state and foreign securities laws.

(g) The Subscriber was not in the United States, engaged in, and prior to the expiration of the Restricted Period will not engage in, any short selling of or any hedging transaction with respect to the Securities, including without limitation, any put, call or other option transaction, option writing or equity swap.

(h) Neither the Subscriber nor or any person acting on its behalf has engaged, nor will engage, in any directed selling efforts to a U.S. Person with respect to the Securities and the Subscriber and any person acting on his behalf have complied and will comply with the “offering restrictions” requirements of Regulation S under the Securities Act.

(i) The transactions contemplated by this Agreement have not been pre-arranged with a buyer located in the United States or with a U.S. Person, and are not part of a plan or scheme to evade the registration requirements of the Securities Act.

(j) Neither the Subscriber nor any person acting on its behalf has undertaken or carried out any activity for the purpose of, or that could reasonably be expected to have the effect of, conditioning the market in the United States, its territories or possessions, for any of the Securities. The Subscriber agrees not to cause any advertisement of the Securities to be published in any newspaper or periodical or posted in any public place and not to issue any circular relating to the Securities, except such advertisements that include the statements required by Regulation S under the Securities Act, and only offshore and not in the U.S. or its territories, and only in compliance with any local applicable securities laws.

(k) Each certificate representing the Securities (and any shares of the Company’s common stock or other securities of the Company which the Subscriber may acquire upon exercise of the Warrant) shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

(A) “THE SECURITIES ARE BEING OFFERED TO INVESTORS WHO ARE NOT U.S. PERSONS (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“THE SECURITIES ACT”)) AND WITHOUT REGISTRATION WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION UNDER THE SECURITIES ACT IN RELIANCE UPON REGULATION S PROMULGATED UNDER THE SECURITIES ACT.”

(B) “TRANSFER OF THESE SECURITIES IS PROHIBITED, EXCEPT IN ACCORDANCE WITH THE PROVISIONS OF REGULATION S, PURSUANT TO REGISTRATION UNDER THE SECURITIES ACT, OR PURSUANT TO AVAILABLE EXEMPTION FROM REGISTRATION. HEDGING TRANSACTIONS MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.”

(q) The Subscriber consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company, if any, in order to implement the restrictions on transfer of the Securities set forth in this Section.

Section 3.4 Reliance on Exemptions. The Subscriber understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and the Subscriber's compliance with, the representations, warranties, agreements, acknowledgments and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Securities. Further, if this transaction is not being conducted in accordance with Regulation S and Subscriber is an accredited investor, in lieu of the legends set forth above, the certificates representing the Securities will have a restrictive “Securities Act” legend imprinted thereon.

Section 3.5 Information. The Subscriber has been furnished with or has had access at the EDGAR Website of the Securities and Exchange Commission to the SEC Reports.  In addition, the Subscriber has received in writing from the Company such other information concerning its operations, financial condition and other matters as the Subscriber has requested in writing and considered all factors the Subscriber deems material in deciding on the advisability of investing in the Securities. Subscriber has carefully read, and understands the information in the SEC Reports. Neither such inquiries nor any other due diligence investigations conducted by the Subscriber or its advisors, if any, or its representatives shall modify, amend or affect the Subscriber's right to rely on the Company's representations and warranties contained herein. The Subscriber understands that its investment in the Securities involves a high degree of risk and is able to afford a complete loss of such investment. The Subscriber has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

ARTICLE IV

MUTUAL REPRESENTATION AND WARRANTY

Section 4.1 No Broker of Finder. Each party represents and warrants to the other than except for Medpac Asia Pacific Pty. Ltd., which may be issued one share for every ten shares subscribed for by the Subscriber herein, without giving effect to shares acquired upon exercise of the Warrant, no person or entity is entitled to any broker’s, finder’s or similar fee in connection with the transaction contemplated hereby.

Signature Page Follows

Signature Page to Subscription Agreement

IN WITNESS WHEREOF, the parties have executed this Agreement as of September , 2015.

EVENT CARDIO GROUP, INC.

By:
Subscriber		John Bentivoglio, President and CEO

Subscriber’s Name:
Tax ID #:

Subscriber’s Address:

Number of shares Subscribed for:

Number of Warrants:

Aggregate Purchase Price: (# of shares x five cents per share) =